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                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included or made a part of this Registration Statement.


                                        /s/ Arthur Andersen LLP

Seattle, Washington
June 17, 1999